Exhibit 4.25

No. 2020 SYD Zi No.811208071621

Working Capital (in RMB) Loan Contract

(Ver. 3.0, 2018)

Instructions for Filling

I.	This Contract shall be filled out with blue-black or black sign pen or pen.

II.	All blanks herein shall be filled out completely with clear and legible handwriting.

III.

The currency shall be filled out in Chinese characters rather than currency symbol. Chinese name of the currency should be added before the amount in words, and currency symbol before the amount in figures.

IV.	Excess spaces or spaces not filled out in this Contract can be handled by drawing broken lines or oblique lines, stamping the seal or filling in the words “this space is intentionally left blank”.

V.	If the loan under this Contract applies the “as-needed drawdown and repayment” mode, the corresponding maximum guarantee contract shall be filled in Article Loan Guarantee hereunder.

Working Capital (in RMB) Loan Contract

(Ver. 3.0, 2018)

Party A:	Suzhou Gracell Biotechnologies Co., Ltd.

Legal representative:	Cao Wei

Domicile:	Building 12, Block B, Biomedical Industrial Park Phase II, No. 218, Sangtian Street, Suzhou Industrial Park

Zip code:	215000

Contact person:	[***]

Tel.:	[***]

Fax:	/

Email:	/

Bank of deposit and account number:	[***]

Party B:	China CITIC Bank Co., Ltd., Suzhou Branch

Person-in-charge:	[***]

Domicile:	West Building of Financial Harbor Business Center, No.266, East Suzhou Avenue, Suzhou Industrial Park

Zip code:	215000

Contact person:	[***]

Tel.:	[***]

Fax:

Email:	[***]@citicbank.com

Signed in: Suzhou City

Signed on: December 17, 2020

WHEREAS: Party A hereby applies to Party B for working capital loan due to financing demand. In order to clarify the rights and obligations of both parties, Party A and Party B have entered into the contract as follows through equal consultation, and in accordance with the Contract Law of the People’s Republic of China, Interim Measures for the Administration of Working Capital Loans and other relevant laws, regulations and rules:

Article I	Loan Type

Party B agrees to provide a working capital loan for Party A as agreed in this Contract.

Article II	Loan Amount (Principal, the Same Below) and Loan Term

1.	Party B agrees to provide a working capital loan for Party A according to the following Mode (1):

(1)

Other modes than the “as-needed drawdown and repayment”: The loan amount in this mode is RMB (in words): Five Million (in figures): RMB 5,000,000, with the loan term from December 17, 2020 to October 19, 2021.

(2)

The “as-needed drawdown and repayment” mode The loan amount in this mode is RMB (in words): [/] (in figures): RMB [/], with the loan term from [/] to [/]. The loan amount in “as-needed drawdown and repayment” mode is a revolving credit limit. Party A can apply to Party B for drawdown and repayment of the loan at any time within the above-mentioned loan amount and loan term, and the loan amount released after repayment is available for drawdown again within the loan term.

2.

Both parties hereby clarify that the clauses explicitly applicable to a certain mode under this Contract shall only apply to that mode, while other clauses shall apply to both modes (i.e., other modes than the “as-needed drawdown and repayment” and “as-needed drawdown and repayment” mode).

3.

The actual loan term, actual drawdown date, loan amount and actual loan rate for initial drawdown shall be subject to the term, date, amount and interest rate specified in the loan certificate (IOU) under this Contract, which is an integral part of this Contract and has equal legal effect with this Contract.

Article III	Loan Purpose

1.	The loan under this Contract shall be used for:

Supplementing the working capital

Where Party A chooses the “as-needed drawdown and repayment” mode, the loan under this Contract shall only be used to meet the demand of Party A for working capital in daily production and operation.

2.

Without written consent of Party B, Party A shall not change the intended use of the loan. Party A shall not use the above loan for investment in fixed assets, real estate, equity, futures, securities, trusts, funds, guarantee, options, microloans, etc., or for private lending, illegal fund-raising and other fields and purposes prohibited by relevant policies, or for the fields and purposes prohibited for production and operation, and shall not arbitrarily misappropriate the loan funds, otherwise, it shall bear all losses caused to Party B.

3.

Where Party A changes the intended use of the loan without Party B’s written consent, or illegally use the loan in violation of the Lending General Provisions or other laws and regulations, Party B will not be liable for any consequence arising therefrom.

Article IV	Loan Rate and Interest Settlement

1.	Loan rate

(1)

In other modes than the “as-needed drawdown and repayment”, the loan rate hereunder shall be annual interest rate. If the interval time between the actual drawdown date of a single sum under this Contract and the signing date of this Contract is within six months (inclusive), the loan rate shall be implemented according to the following Method ②:

①	Loan rate = pricing base rate on the signing date of this Contract + [/] basis points (1 basis point = 0.01%);

②	Loan rate = pricing base rate on the actual drawdown date of the loan + [/] basis points (1 basis point = 0.01%);

(2)

In the “as-needed drawdown and repayment” mode, if the interval time between the actual drawdown date of a single sum under this Contract and the signing date of this Contract is within six months (inclusive), the loan rate = (1-year /5-year) (loan term) loan prime rate (LPR) on the signing date of this Contract [/] + [/] basis points (1 basis point =0.01%), and the loan rate hereunder -shall be [/]%.

(3)

If the interval time between the actual drawdown date of a single sum and the signing date of this Contract exceeds six months, Party B shall have the right to adjust the interest rate of this loan according to its relevant policies on interest rate at that time. The specific loan rate adjustment method shall be re-defined in writing through negotiation between both parties, and the actual interest rate for initial drawdown of this loan shall be subject to that specified in the loan certificate (IOU).

2.	Interest rate adjustment method

(1)	In other modes than the “as-needed drawdown and repayment”, the interest rate adjustment method for this loan shall be determined by the following Method ①.

①	Fixed interest rate. The interest rate will remain unchanged within the loan term.

②

Floating interest rate. The interest rate will be adjusted according to the following Method [/], and the adjusted loan rate will be the interest rate determined by adjusting the pricing base rate applicable on the interest rate adjustment date according to the method specified in Article 4.1 hereunder. If the interest rate adjustment date coincides with the release date of pricing base rate, the interest rate adjustment time shall be the end of that day.

A.

From the actual drawdown date, the interest rate will be adjusted once every (in words) [/] (☐ month/☐ quarter/☐ half a year/☐ year). The interest rate adjustment date shall be the day corresponding to the actual drawdown date in the adjustment month. In case of no corresponding day in the adjustment month, the last day of the adjustment month shall be the interest rate adjustment date.

B.

From the actual drawdown date, the initial interest rate adjustment date is determined to be [/], and the interest rate will be adjusted once every (in words) [/] (☐ month/☐ quarter/☐ half a year/☐ year) from initial interest rate adjustment date. The interest rate adjustment date shall be the day corresponding to the initial interest rate adjustment date in the adjustment month. In case of no corresponding day in the adjustment month, the last day of the adjustment month shall be the interest rate adjustment date.

C.	Adjustment at a fixed date, that is, the interest rate adjustment date is set to be [/] every year within the loan term (for example, July 1).

(2)	In the “as-needed drawdown and repayment” mode, the loan rate under this Contract will be fixed, which will remain unchanged within the loan term.

(3)

In other modes than the “as-needed drawdown and repayment”, when floating interest rate is applied to the interest rate adjustment method, the pricing base rate applicable to this loan on the contract signing date, the actual drawdown date and the interest rate adjustment date shall be determined by the following Method [/]:

①	The latest (1-year /5-year) (loan term) LPR [/] published by the National Interbank Funding Center at the current time.

②

The (overnight /1-week /2-week /1-month /2-month /3-month /6-month /9-month /1-year) (loan term) Shanghai Interbank Offered Rate [/] published by the National Interbank Funding Center on the previous working day.

③	Other methods negotiated by both parties: [/]

In other modes than the “as-needed drawdown and repayment”, if fixed interest rate is applied to the interest rate adjustment method, the pricing base rate applicable to this loan on the contract signing date and the actual drawdown date shall be the latest 1-year (1-year/ 5-year) (loan term) LPR published by the National Interbank Funding Center at the current time.

(4)

In case the state cancels the pricing base rate, the pricing base rate will no longer be published in the market, or the financing cost of Party B cannot be offset according to the current loan rate, Party B shall have the right to re-determine the loan rate according to national interest rate policies in the same period, based on the principle of fairness and good faith, and by reference to industry practices, interest rate conditions and other factors, and then notify Party A. In case of any objection, Party A shall negotiate with Party B. If the negotiation fails within five working days from the date when Party B issues the notice, Party B shall be entitled to declare the loan hereunder to be due ahead of schedule, and Party A shall immediately pay off the remaining loan principal and interest.

3.	Interest settlement

(1)	Interest settlement of the loan under this Contract not in the “as-needed drawdown and repayment” mode

①

This loan bears interest from the actual drawdown date, and the interest payable by Party A under this Contract shall be settled according to the following formula: Interest payable by Party A = actual loan balance * actual number of days during interest period * annual interest rate /360 days.

Where the actual loan balance changes during the interest period, the interest shall be settled by segments according to the actual number of days.

②

For the loan with non-lump-sum repayment of principal and interest, the initial interest settlement date shall be December 20, 2020, and the interest shall be settled according to the following Method A:

A.

The interest shall be settled on a monthly basis, i.e., on the 20th day of each month (if the loan rate is not uniform during the interest period, the interest shall be settled by segments according to the actual number of days);

B.

The interest shall be settled on a quarterly basis, i.e., on the 20th day of each month (if the loan rate is not uniform during the interest period, the interest shall be settled by segments according to the actual number of days);

C.	Other time agreed upon by both parties: [/].

(2)	Interest settlement of the loan under this Contract in the “as-needed drawdown and repayment” mode

①	During the loan term, the interest settlement date and interest payable for different loans of Party A shall be determined respectively according to the self-service repayment date of Party A.

②

When Party A repays the loan principal, the corresponding interest shall also be paid off, which shall be settled on a daily basis, and the loan repayment date shall be the corresponding interest settlement date of the loan. Now, interest payable by Party A = actual loan balance * actual number of days during interest period * annual interest rate /360 days.

(3)

Party A shall reserve the corresponding amount in the account opened by Party B (account number: [***]) before the end of business hours of Party B on each interest settlement date, and authorize Party B to deduct the interest directly from this account on the interest settlement date; If Party A chooses to pay interest to Party B by other methods, it shall ensure that the interest can be transferred into the account on time. If the interest settlement date is not a banking day, the amount shall be remitted in advance in the previous banking day. Where Party B fails to receive the corresponding interest in full on the interest settlement date, Party A will be deemed to fail to pay interest on time.

4.

When the loan is due, the interest shall be paid off with the principal. If the maturity date of the loan is a legal holiday or public holiday, and the loan is repaid on the last banking day before such holiday, the interest shall be settled at the contract interest rate, but the interest settled at the contract interest rate corresponding to the number of days between the maturity date and the repayment date shall be deducted; If the loan is repaid on the first banking day after the legal holiday or public holiday, the interest corresponding to the number of days between the maturity date and the repayment date shall be charged at the contract interest rate. If the loan is not repaid on the first banking day after the legal holiday or public holiday, the interest shall be charged for the overdue loan from that date.

Article V	Issuance and Payment of the Loan

1.	Preconditions for initial drawdown

Party A shall fully comply with the following conditions for initial drawdown:

[/]

2.	Preconditions for initial drawdown

For each drawdown under this Contract (including initial drawdown), Party A must also comply with the following conditions:

(1)	Party A does not violate the regulations or provisions of this Contract, guarantee document and other relevant documents.

(2)	The guarantee document continues to be valid, and there are no or will be no adverse changes in the guarantee that Party B thinks may be detrimental to the realization of its creditor’s rights.

(3)	The collateral or pledge under the guarantee document isn’t sealed up, and the creditor’s rights under the maximum guarantee are not determined.

(4)

There are no adverse changes in Party A’s financial position that may endanger or delay it to perform or prevent it from performing its obligations and responsibilities under this Contract and guarantee document.

(5)	Party A has signed or provided Party B with the documents agreed or reasonably requested by Party B.

(6)	Party A has opened relevant accounts as agreed in this Contract or as required by Party B.

(7)

In the “as-needed drawdown and repayment” mode, Party A should also conform to the access conditions for credit products of small and micro enterprises set by Party B and relevant system requirements of the “as-needed drawdown and repayment” business function of small and micro enterprises. Party A hasn’t misappropriated any loan from Party B, and there are no records of outstanding non-performing loans, outstanding advances or outstanding interest arrears in the Credit Reference System of the People’s Bank of China. In addition, the actual controller or guarantor of Party A has no overdue loans in the Credit Reference System of the People’s Bank of China at present. Moreover, Party A is not a borrower involving the restructured loan business.

(8)	[/]

(9)	Other conditions required by Party B.

3.	Drawdown plan

(1)

In other modes than the “as-needed drawdown and repayment”, Party A shall withdraw funds according to the following Plan ①, and the planned drawdown date shall be a banking day, otherwise, it shall be adjusted to the previous banking day.

①	Drawdown Schedule

Planned drawdown date	Drawdown amount

December 17, 2020	RMB¥5000000

②	[/]

(2)

In the “as-needed drawdown and repayment” mode, Party A can make self-service drawdown at any time within the loan limit and loan term through Party B’s online banking and other electronic channels according to its own fund use plan.

(3)

Party B has the right to review the loan amount every (in words) [/] months (no more than 12 months) from the contract signing date, so as to decide whether to continuously provide Party A with or adjust the unused loan amount.

4.

Where Party A or the guarantor fails to fulfill all legal or contractual obligations hereunder, including but not limited to Party A’s failure to provide complete loan materials within the period stipulated by Party A, and the guarantor’s failure to complete the guarantee registration formalities as scheduled, Party A agrees that Party B is entitled to change the above drawdown plan. In case the loan term changes due to the change of drawdown plan, the provisions of Article 3.3 of this Contract shall apply.

5.

In other modes than the “as-needed drawdown and repayment”, Party A shall withdraw funds according to the drawdown plan as agreed in this Contract; Without the written consent of Party B, Party A shall not change the drawdown plan. In case of any change in the planned drawdown date and/or drawdown amount, a written application shall be submitted to Party B [/] banking days before the planned drawdown date specified in this Contract. Party B agrees to give Party A a drawdown grace period of [/] banking days. For the loan that has not been withdrawn after the expiration of grace period, Party B shall have the right to cancel the loan, may not allow Party A to withdraw the funds any more, and is entitled to require Party A to bear the liability for breach of contract according to Article 13.2 hereunder.

6.

Where the loan principal actually issued by Party B changes due to the circumstances specified in Article 5.5 hereunder, the loan principal under this Contract shall be calculated based on the loan certificate (IOU) actually generated under this Contract.

7.	Issuance and Payment of the Loan

(1)	Application for drawdown

①

In other modes than the “as-needed drawdown and repayment”, Party A shall file an application for drawdown to Party B no less than [/] banking days before each drawdown date, and submit the loan certificate (IOU) and all drawdown documents as agreed in this Contract and required by Party B. Party A shall reserve the seal used for drawdown by its authorized staff (please refer to Annex I for the format, or separately provide Party B with a seal card for safekeeping in its special folder. If Party A reserves multiple seals, the use of any seal shall be regarded as the declaration of Party A’s intention). When filing a business application, Party A’s staff shall issue the seal consistent with the reserved seal. Party B is only responsible for formal review of the seal provided by Party A’s staff against the reserved seal, and can accept Party A’s business application after verification. In case of any change to the above reserved seal, Party A shall notify Party B in written form with official seal or special seal for contract on the day of change. If Party B suffers any loss due to Party A’s failure to notify it timely, Party A shall bear corresponding liabilities for compensation. The application for drawdown filed by Party A is irrevocable; After approval by Party B, Party A is obligated to apply for drawdown according to the above-mentioned application for drawdown.

②

In the “as-needed drawdown and repayment” mode, Party A can make self-service drawdown at any time within the loan limit and loan term through Party B’s online banking and other electronic channels according to its own fund use plan, without a written application for drawdown to Party B.

③	The loan funds shall be transferred to the settlement account (account number: [***]) opened by Party A at Party B, or paid as entrusted by Party A to its counterparty as agreed.

(2)	Loan payment method

Loan payment falls into independent payment and entrusted payment. Under any of the following circumstances, entrusted payment should be adopted:

①	Loan funds with the amount of a single sum exceeding [/] (inclusive) shall be subject to entrusted payment by the lender;

②	This loan applies the entrusted payment method.

③	[/]

④	[/]

⑤	[/]

In case of entrusted payment by Party B, Party B shall have the right to check whether the payee, payment amount and other information listed in the payment application submitted by Party A are consistent with the corresponding business contract and other certification materials before the loan funds are issued and paid. After the review and approval by Party B, according to the payment order (please refer to Annex 2 for the format) submitted by Party A, the loan funds will be transferred to the account of Party A’s counterparty as listed in the payment order by Party A through the settlement account (account number: [***]) opened by Party A at Party B.

Party B’s formal examination of the above-mentioned business contract and other documents does not mean that Party B confirms the authenticity and legal compliance of the relevant transaction, nor does it mean that Party B intervenes in any dispute between Party A and its counterparty or any third party, or in the liabilities and obligations that Party A should assume.

Where the loan is not paid to the bank account of Party A’s designated counterparty timely and successfully due to refund by the bank of deposit where Party A’s counterparty opens the account or due to wrong information provided by Party A or any other reason, Party B will not bear any liability, and Party A shall bear all risks, liabilities and losses of both parties caused hereby. Party A shall not use the funds refunded by the bank of deposit where Party A’s counterparty opens the account without Party B’s review and approval.

(3)	Payment management

①

After the loan is issued, Party B shall have the right to regularly or irregularly review and check whether Party A uses the loan funds as agreed in this Contract, and Party A is obligated to fully cooperate and timely provide the records and materials for the use of loan funds as required by Party B, including but not limited to business contracts related to the payment of loan funds, and other transaction vouchers and materials that can prove the use of funds. Where it’s found by Party B in the inspection that the use of loan funds is inconsistent with the intended use under this Contract, it has the right to require Party A to make correction within a specified period. If Party A refuses to correct, Party B shall be entitled to deal with it according to the provisions of Articles 13.4 and 13.6 hereunder. For “as-needed drawdown and repayment” mode, Party A shall also provide Party B with invoices, transaction contracts, transaction statements or accounting documents, and other certification materials for the use of loan funds within 7 days after each sum of loan funds is issued. For other modes than the “as-needed drawdown and repayment”, Party A shall provide the above-mentioned certification materials for the use of loan funds at any time as required by Party B.

②

In other modes than the “as-needed drawdown and repayment”, if Party A applies independent payment, it shall provide Party B with business contracts related to the payment of loan funds and other transaction materials proving the use of loan funds in the previous quarter before the 10th day of the next month after the end of each quarter, and summarize and report the payment of loan funds. Party B shall have the right to check whether the loan payment is consistent with the intended use and whether the payment is made based on the project progress by account analysis, voucher verification and field investigation.

③

Under any of the following circumstances of Party A during loan issuance and payment under this Contract, Party B shall have the right to negotiate with Party A to supplement or change the conditions for loan issuance and payment, or stop the issuance and payment of loan funds as appropriate:

A.	The credit status declines, and the profitability of main business is not good;

B.	Party A fails to use the loan funds as agreed in this Contract;

C.	Party A violates the provisions of this Contract, and avoids the entrusted payment by Party B by splitting large amount into small ones.

(2)	Other provisions:

[/]

Article VI	Repayment

1.	In other modes than the “as-needed drawdown and repayment”, the loan under this Contract shall be repaid by the following Method (1):

(1)	Pay interest on a regular basis and repay the principal upon maturity of the loan;

(2)	Repay the principal and interest in one lump sum.

(3)	Other methods: [/]

2.	In other modes than the “as-needed drawdown and repayment”, Party A shall repay the loan principal according to the following Plan (1):

(1)	Repayment Schedule

Sequence	Repayment date	Repayment amount

1	October 19, 2021	RMB¥5000000.00

(2)	[/]

3.

In the “as-needed drawdown and repayment” mode, Party A can repay the loan principal in whole or in part corresponding to the “as-needed drawdown and repayment” mode under this Contract at any time through electronic channels such as Party B’s online banking according to its own business needs. Both parties hereby confirm that if Party A repays all or part of the loan principal in a self-service manner under this mode, Party B will not charge liquidated damages or impose restrictions on the number of times. If Party A repays the principal in full, the interest will also be paid off with the principal. If Party A partially repays the principal, it may independently choose to repay each sum of loan funds according to the corresponding loan certificate (IOU), and the loan interest shall be calculated separately. If the partially repaid amount can offset both the loan principal and interest under the loan certificate (IOU) of a single sum of loan funds, the loan interest will be paid off with the principal; if not, the interest will be charged continuously for the remaining principal after repayment.

4.

Party A shall remit the amount of no less than the principal and interest payable to the account (account number: [***]) opened by Party A at Party B before the end of business hours at the repayment date. This account will serve as the repayment account of Party A, and Party A hereby authorizes Party B to automatically deduct the loan principal and interest from this account.

5.

If the amount repaid or paid by Party A is insufficient to repay or pay the total amount of payments that should be repaid or paid in this period, the repaid amount shall be used to pay the following expenses in the order:

(1)	Pay all expenses payable, liquidated damages, compensation, etc. generated according to this Contract and relevant laws and regulations;

(2)	Pay default interest and compound interest payable;

(3)	Pay the interest payable;

(4)	Pay the principal payable.

If the amount repaid or paid by Party A is insufficient to repay or pay all payments in the same order, it shall be used to pay off the payments incurred first.

6.	Voluntary advance repayment in other modes than the “as-needed drawdown and repayment”

(1)	Where Party A repays the loan wholly or partially in advance, all the following conditions shall be satisfied:

①	Party A has paid all due payables to Party B before the advance repayment date;

②	Party A shall file a written application for advance repayment to Party B at least banking days before the proposed advance repayment date, and obtain the written consent of Party B;

③

Except the advance repayment of all loan funds hereunder, the advance repayment amount shall be integral multiples of RMB [/]0,000, and the amount of any advance repayment shall be no less than RMB [/]0,000.

④

Party B shall be entitled to charge liquidated damages from Party A at a fee rate of [/]% from the date of advance repayment by Party A. The liquidated damages shall be calculated according to the formula below: Liquidated damages = advance repayment amount * remaining loan term (calculated in years) * loan rate applicable to the advance repayment date as agreed in this Contract * fee rate.

⑤	Party A shall also pay Party B the interest for the advance repayment amount and other expenses payable (including liquidated damages) during the advance repayment.

(2)

Unless otherwise agreed by Party B in writing, Party A shall not make repayment in advance for more than [/] times within the loan term. The loan principal repaid in advance shall be repaid in reverse order, that is, the loan principal shall be repaid in reverse order against the repayment plan as agreed in this Contract.

(3)

The application for advance repayment is irrevocable. After Party B agrees in writing to Party A’s advance repayment, Party A shall repay the loan hereunder in advance according to the amount and date specified in the application for advance repayment. Where Party B agrees in writing to Party A’s advance repayment, but Party A fails to repay the loan in advance according to the amount and date specified in the application, Party B shall have the right to regard the loan as an overdue loan.

(4)	Where Party B agrees in writing to Party A’s advance repayment, interest of the loan repaid in advance shall be calculated based on the actual use days of this part of loan.

Article VII	Loan Restructuring

Where Party A fails to repay the due loan on schedule, it shall file a written application for loan restructuring to Party B at least one month before the maturity date of the current loan. If Party B agrees to Party A’s application, both parties shall sign a loan restructuring agreement. If Party B disagrees, Party A shall still repay the due loan at the date as agreed in this Contract, otherwise, Party B shall have the right to regard the loan as an overdue loan.

Article VIII	Loan Guarantee

1.	The loan under this Contract adopts the following guarantee mode:

[Warranty]

For the aforesaid guarantee, Party B and the guarantor shall enter into the following guarantee contract with respect to the specific guarantee matters in this Contract:

Serial No.	Contract No.	Contract name

1	2020 SYZB Zi No. 811208071607	Maximum Guarantee Contract

2.

During the loan term, if the above guarantee mode is changed or the specific guarantee registration formalities cannot be handled when this Contract is signed, Party A hereby irrevocably promises and agrees that: Party A guarantees to change the guarantee mode as agreed by both parties at that time, and will urge the guarantor after change to sign relevant guarantee document and/or to go through relevant guarantee registration formalities within three days after the requirements for handling guarantee registration formalities are met, otherwise, Party A will be deemed as breach of contract, and Party B shall have the right to investigate Party A’s liability for breach of contract and take corresponding remedial measures as agreed in this Contract.

Article IX	Representations and Warranties of Party A

1.

Party A is a Chinese legal person or other organization legally established in accordance with the laws of the People’s Republic of China. It has the capacity for civil rights and capacity for civil conduct required for signing and performing this Contract according to law, and can independently bear civil liabilities. Moreover, Party A has obtained all necessary and legal internal and external approvals and authorizations for signing this Contract.

2.

All documents (including but not limited to trade background and contracts and other certification materials for fund use provided by Party A) and statements related to this loan and provided by Party A according to law and Party B’s requirements are valid, legal, true, accurate and complete.

3.

The signing and performance of this Contract by Party A shall not violate the provisions of laws, regulations and other documents legally binding on it, the Articles of Association of Party A, and the contracts, agreements and other documents signed between Party A and any third party. The representative of Party A who signs this Contract and related documents has legally obtained necessary authorizations stipulated by Party A and has the right to sign the foregoing contract or documents.

4.

Except for the guarantee as agreed in this Contract or approved by Party B in writing, Party A and its guarantor do not set any other guarantee on the collaterals provided by them under this Contract, and there isn’t any third-party right in any other form against the assets, which may damage Party B’s interests, or any circumstance or possibility of sealing-up, detention, freezing, preservation, etc. of the assets; There are no records of outstanding non-performing loans, outstanding advances or outstanding interest arrears of Party A in Credit Reference System of the People’s Bank of China. In addition, the actual controller and guarantor of Party A have no overdue loans in the Credit Reference System of the People’s Bank of China at present.

5.

Except for the breach of contract, and litigation, arbitration and administrative punishment procedures that have been disclosed to and accepted by Party B, Party A does not have any other breach of contract or potential breach of contract, nor does it involve in any other ongoing or possible litigation, arbitration or administrative punishment procedures.

6.

Party A guarantees that the funds will be used strictly according to the intended use of the loan as agreed hereunder, and that the short-term loan will not be used for a long term. In addition, Party A also guarantees that the loan funds will not be used for investment in securities, real estate, futures market and equity capital, and for private lending, illegal fund-raising and other fields prohibited by relevant policies in any form, and that it will not misappropriate the loan.

7.	Party A guarantees that the source of funds used to repay the loan to Party B is legal and compliant.

8.

Party A shall abide by the laws and regulations of the People’s Republic of China on anti-money laundering, and shall not participate in illegal and criminal activities such as money laundering, terrorist financing and proliferation financing; Besides, it shall actively cooperate with Party B’s client identification and due diligence, provide true, accurate and complete client information, and comply with Party B’s relevant management regulations on anti-money laundering and anti-terrorist financing. For the clients suspected of being involved in money laundering and terrorist financing with reasonable reasons, Party B will take necessary control measures in accordance with the regulatory provisions of the People’s Bank of China on anti-money laundering.

Article X	Party A’s Commitments

1.

Party A shall provide Party B with the statements and other documents that truthfully reflect its operating and financial conditions on a regular basis or at any time as required by Party B. In the “as-needed drawdown and repayment” mode, Party A shall also mail the invoices, transaction contracts, transaction statements or accounting documents and other certification materials for fund use to the address designated by Party B within 7 days from the drawdown date (in other modes than the “as-needed drawdown and repayment”, these materials shall be provided at any time as required by Party B) or Party B’s staff may collect relevant materials in person. Party A commits that the above-mentioned materials provided are all valid, true and complete.

2.

During the loan term, any change in Party A’s operating decisions, including but not limited to share transfer, restructuring, large-amount financing, asset sale, merger, consolidation, separation, shareholding system reform, joint venture, cooperation, joint operation, contractual leasing, foreign investment, substantial increase in debt financing, changes in business scope and registered capital, changes in the company’s Articles of Association, etc., which may affect Party B’s rights and interests, shall be notified to Party B in writing at least days in advance and get Party B’s prior written consent. Besides, Party A shall bear the liability for satisfaction or pay off the loan in advance or provide the guarantee acceptable by Party A.

3.

Party A shall actively cooperate with Party B in its business condition, loan payment management and management after loan, including the investigation, understanding and supervision on the basic information of enterprise, use of loan funds, operation management, financial and operation status, settlement transactions and connected transactions by on-site or off-site inspection. All expenses incurred by Party B due to Party A’s obstruction shall be borne by Party A.

4.	Without the prior written consent of Party B, Party A shall not transfer the debts hereunder in any way or transfer them in disguised form.

5.

Where Party A disposes of all or part of its assets or operating income by transfer, lease or setting guarantee for debts other than those under this Contract, it shall notify Party B in writing at least days in advance and obtain Party B’s prior written consent.

6.	In case of any of the following events, Party A shall notify Party B in writing within days from the date of occurrence or possible occurrence, and submit relevant materials:

(1)	Force majeure events or events of default related to the loan;

(2)

Party A or its controlling shareholder is involved in any litigation, arbitration, investigation for criminal responsibilities, administrative punishment, closedown, suspension of business, restructuring, dissolution, application for bankruptcy, acceptance of bankruptcy application, adjudication of bankruptcy, revocation of business license, rescission, deterioration of financial position, etc.;

(3)	Board members and senior management of Party A are suspected of being involved in important cases or economic disputes, or are given administrative punishment by relevant departments;

(4)

Liability accidents are caused by violation of relevant laws and regulations, regulatory provisions or industry standards on food safety, work safety and environmental protection, which have had or may impose adverse impact on the fulfillment of its obligations hereunder.

(4)	Any event that has adverse impact on the repayment of debts under this Contract.

7.

If the guarantor is subject to the circumstances, including but not limited to closedown, suspension of business, application for bankruptcy, acceptance of bankruptcy application, adjudication of bankruptcy, dissolution, revocation of business license, rescission, operating loss, etc., and partially or completely loses the guarantee ability corresponding to this loan, or the collateral, pledge and pledge right used for loan guarantee under this Contract are devalued, Party A shall provide new guarantee acceptable by Party B.

8.

During the loan term, if Party A changes the corporate name, legal representative, person-in-charge, domicile, telephone number and fax, it shall notify Party B in writing within three days after the change.

9.

Party A shall promptly report to Party B in writing the connected transactions that have occurred or are about to occur and account for more than 10% (inclusive) of Party A’s net assets, including but not limited to the association relationship of transaction parties, transaction items and nature, transaction amount or corresponding proportion, and pricing policy (including transactions with no amount or only symbolic amount).

10.

Party A shall comply with relevant regulations in production and operation, and related behaviors thereof, including but not limited to industrial policies, fiscal and tax policies, and regulations on market access, environmental assessment, energy conservation and emission reduction, energy consumption and pollution control, resource utilization, land and urban planning, labor safety, etc.

Article XI	Rights and Obligations of the Parties

1.	Party A shall have the right to withdraw and use the loan within the term for intended use as agreed in this Contract.

2.	Party A shall pay off loan principal and interest, and relevant expenses as agreed in this Contract.

3.

Party A agrees that Party B may provide its credit information for the Financial Credit Information Basic Database and/or credit bureaus approved by the People’s Bank of China. It also authorizes and agrees that Party B may inquire, download, copy, print and use its credit information from the websites of Financial Credit Information Basic Database and/or credit bureaus approved by the People’s Bank of China, or relevant units and departments for the purpose of this Contract, and use it for legal and compliant purposes related to this Contract; If Party A fails to repay the loan principal and interest as agreed hereunder, it shall bear adverse credit consequences arising therefrom.

4.

Party A agrees that Party B has the right to transfer the creditor’s rights and corresponding guarantee rights to a third party during the existence period of the loan without obtaining Party A’s consent. When Party A provides guarantee by itself, it agrees to continuously undertake relevant guarantee liability to the transferee of creditor’s rights after the transfer. Party A irrevocably authorizes Party B to re-sign a contract with the third party as Party A’s agent.

5.

Party A agrees that during the existence period of the loan, Party B has the right to act as the initiator of credit asset securitization to trust the creditor’s rights and corresponding guarantee rights under this Contract to a trustee, so as to set up a special purpose trust, and the trustee will issue the asset-backed securities. If Party A provides guarantee by itself, it agrees to continuously assume the guarantee liability to the aforesaid trustee. Party A agrees that where Party B publishes the transfer of its creditor’s rights and corresponding guarantee rights through special purpose trust by an announcement (newspaper or website, etc.), it shall be deemed to have notified Party A.

6.

Where Party A provides guarantee by itself, Party A understands and agrees that if Party B transfers or trusts the creditor’s rights hereunder to any third party, which requires going through guarantee transfer formalities, Party A is obligated to cooperate with Party B unconditionally and bear relevant expenses according to regulations. Where the guarantee transfer registration is not handled, Party A promises to give up the right of defense enjoyed thereby. If Party A fails to handle transfer registration in accordance with relevant laws and regulations, stipulations of the registration administrative department or requirements of Party B, Party B shall have the right to require Party A to bear the liability for breach of contract and to bear all expenses (including but not limited to legal costs, attorney fees, travel expenses, etc.).

7.

Party B shall have the right to check, supervise and learn about Party A’s business condition, use of loan funds and connected transactions. Party B is entitled to check and learn about Party A’s business condition and use of loan funds at least once every quarter, and to decide whether to stop issuing the loan or handling the business under this Contract according to the inspection results.

8.	Provided that Party A has fulfilled its obligations under this Contract and complies with the conditions for loan issuance by Party B, Party B shall issue the loan to Party A in full and on schedule.

9.

Party B shall have the right to request Party A to provide relevant documents according to examination demand for loan issuance, and Party B shall keep confidential the materials, documents and information provided by and related to Party A, except those that should be inquired or disclosed according to the provisions of laws and regulations, and the requirements of government departments.

10.	Party B shall have the right to recover the loans partially or wholly in advance according to Party A’s repayment of funds.

11.

In the “as-needed drawdown and repayment” mode, Party B shall be entitled to suspend Party A’s business function of as-needed drawdown and repayment as the case may be, without bearing any liability for breach of contract.

Article XII	Account

Party A shall open the following accounts in Item 1 and/or Item 2 at Party B (multiple choices are allowed):

1.	Settlement account with account number of [***], on which both parties make an agreement as follows:

(1)

The funds of this loan shall be issued and paid through this account. Party B has the right to manage and control the payment of loan funds as agreed in this Contract, and supervise the use of loan funds according to the agreed purpose.

(2)	[/]

2.	Fund repayment account with account number of [***], on which both parties make an agreement as follows:

(1)	Party A shall provide information on the inflow and outflow of funds in this account, and Party B shall have the right to carry out supervision.

(2)	[/]

3.	[/] account with account number of [/], on which both parties make an agreement as follows:

[/]

Article XIII	Liability for Breach

1.

After this Contract comes into force, both parties shall perform their respective obligations under this Contract. If either party violates any provision, commitment or warranty hereunder, it shall bear corresponding liability for breach of contract.

2.

Without Party B’s written consent, in other modes than the “as-needed drawdown and repayment”, if Party A fails to withdraw loan funds at the drawdown date specified in this Contract, Party B shall have the right to charge liquidated damages according to the actual overdue days at the interest rate as agreed in this Contract.

3.	Event of default:

(1)

Party A violates any representation, warranty or commitment under this Contract, or the certificates and documents related to this loan and submitted to Party B, and the representations and warranties in Article 9 hereunder are proved to be untrue, inaccurate, incomplete or intentionally misleading, and violate the commitments in Article 10 and Party A’s obligations in Article 11 hereunder;

(2)	Party A fails to pay the loan funds in the way agreed in Article 5.7 hereunder;

(3)	Party A fails to use the loan for the agreed purpose, changes the intended use of loan funds without authorization, misappropriates the loan or uses the loan to engage in illegal transactions;

(4)	Party A fails to repay the loan principal and interest and other payables under this Contract as agreed, or fails to fulfill its obligations in accordance with this Contract;

(5)	Party A conceals important operating and financial facts from Party B;

(6)	Party A fraudulently obtains this loan by a false contract with the controlling shareholder and other affiliated company;

(7)

Party A transfers its property at a low price or free of charge; reduces or exempts the debts of third parties; is lazy in exercising a claim or other rights; The funds in any account of Party A (including but not limited to the fund repayment account) fluctuates abnormally; It is determined through Party B’s supervision and inspection that the profitability of Party A’s main business declines, which may affect the realization of Party B’s creditor’s rights; The loan funds are used abnormally; Party A violates Party B’s regulatory requirements for the fund repayment account;

(8)

Party A or its controlling shareholder is subject to closedown, suspension of business, application for or being applied for liquidation, dissolution or restructuring, takeover, custody or similar legal procedures, application for bankruptcy, acceptance of bankruptcy application, adjudication of bankruptcy, revocation of business license, rescission, private financing, or any litigation, arbitration or criminal or administrative punishment that imposes adverse consequences on its own business or property status, which Party B thinks may affect or damage or has affected or damaged Party B’s rights and interests under this Contract;

(9)

Any changes is made to Party A’s domicile, business scope, legal representative, person-in-charge, executive partner and other industrial and commercial registration matters, or the controlling shareholder/actual controller, or any external investment is made, which imposes adverse impact on or threatens the realization of Party B’s creditor’s rights;

(10)

Party A suffers any financial loss, asset loss or asset loss arising from external guarantee, or other financial crisis, which Party B thinks may affect or damage or has affected or damaged Party B’s rights and interests under this Contract;

(11)

Party A’s controlling shareholder and other affiliated companies suffer a crisis in operation or finance, or there is any connected transaction between Party A and its controlling shareholder or other affiliated company, which affects normal operation of Party A, or imposes adverse impact on or threatens the realization of Party B’s creditor’s rights;

(12)

In case of any adverse change in Party A’s industry, which seriously affects or threatens the realization of Party B’s creditor’s rights. The circumstances described in this clause are not force majeure events;

(13)

Cross default. Where Party A defaults in performing other debt documents and fails to make correction within the applicable grace period, which leads to any of the following circumstances, it also constitutes a breach of this Contract, namely, a cross default:

①	Party A’s debts in other debt documents are declared or can be declared to be due in an accelerated manner;

②	Although Party A’s debts in other debt documents are not declared or cannot be declared to be due in an accelerated manner, there is a default in payment.

Other debt documents refer to the loan contracts signed between Party A and its creditors (including Party B and other third parties) and guarantee documents thereof, and Party A’s bond project documents for public or non-public offering

(14)	Party A refuses to accept Party B’s supervision and inspection on its use of loan funds and related operation and financial activities;

(15)

Any shareholder, legal representative, person-in-charge, senior manager or actual controller of Party A is missing and out of touch; suspected of involving in corruption, bribery, fraud, illegal operation or other criminal offences; involved in illegal fund-raising, on-lending with high interest, etc., which Party B thinks may affect or damage or has affected or damaged Party B’s rights and interests under this Contract;

(16)	Party A’s guarantor violates any provision of guarantee contract or involves in any default under the guarantee contract;

(17)

The collateral or pledge hereunder is sealed up, detained, reported for loss, stopped for payment, or subject to other compulsory measures, or disputes over its ownership, or is or may be damaged by any third party, or is adversely affected on its safety or integrity;

(18)	Party A violates relevant laws, regulations, regulatory provisions or industry standards on food safety, work safety and environmental protection, which results in any liability accident;

(19)	Other events that endanger or damage, or may endanger or damage Party B’s rights and interests, or other circumstances where Party A fails to perform other provisions of this Contract;

(20)	Others [/]

4.	In case of any of the aforesaid events of default, the following remedial measures may be taken by Party B:

(1)

Unilaterally stop or terminate the issuance of any fund that Party A has not withdrawn under this Contract (including the loan that Party A has served the application for drawdown but has not actually withdrawn);

(2)

Directly and unilaterally announce that the loan hereunder is due immediately without Party A’s consent, and require Party A to make repayment promptly. The date on which Party B requires Party A to repay the aforesaid funds will be the early maturity date of the debts hereunder:

(3)	Immediately execute the mortgage, pledge or other guarantee under this Contract and guarantee documents;

(4)	Party B has the right to deduct money directly from any account opened by Party A at China CITIC Bank to offset its debts under this Contract:

(5)	Exercise any other right and implement any remedial measure available according to relevant laws and regulations.

5.

In the “as-needed drawdown and repayment” mode, Party B has the right to suspend the business function of “as-needed drawdown and repayment” initiated by Party A under any of the following circumstances:

(1)	Party A misappropriates the loan or fails to timely provide true and effective certification materials for the use of loan funds as agreed;

(2)

The name of counterparty’s account, to which the loan withdrawn by Party A is paid contains sensitive fields such as realty, house property, real estate, properties, property, microloan, guarantee, equity, options, futures, securities, trust and fund;

(3)	Any of Party A’s loans from Party A or any other bank is overdue:

(4)	Any of the loans of Party A’s actual controller or spouse hereof from Party B or any other bank is overdue;

(5)	Other circumstances where Party B deems it necessary to suspend.

In case Party B suspends Party A’s business function of as-needed drawdown and repayment as specified above, Party A shall repay the loan principal and interest payable, and the unused loan amount is not available by Party A. In case Party A needs to apply for recovering this function, it must submit relevant materials to Party B again, and with Party B’s written approval, the function can be recovered.

6.

Where Party A fails to repay the principal as agreed in this Contract, Party B shall have the right to charge default interest by the following Method ① in addition to exercising the rights specified in Article 13.4 hereunder. Party A agrees that the amount of above-mentioned default interest shall be subject to the calculation result of Party B:

①

The default interest shall be settled based on the loan rate applicable to this Contract at that time plus the annual interest rate of 154 basis points (1 basis point =0.01%) according to the actual overdue days;

②	The default interest shall be settled based on the loan rate applicable to this Contract at that time plus the default interest rate of [/]% according to the actual overdue days.

7.

Where Party A fails to use the loan for the purpose as agreed in this Contract, Party B shall be entitled to not only exercise the rights specified in Article 4.44 hereunder, but also charge default interest for the part misappropriated in default by the following Method ① from the misappropriation date. Party A agrees that the amount of above-mentioned default interest shall be subject to the calculation result of Party B:

① The default interest shall be settled based on the loan rate applicable to this Contract at that time plus the annual interest rate of 288.3 basis points (1 basis point =0.01%) according to the using days in default;

The default interest shall be settled based on the loan rate applicable to this Contract at that time plus the default interest rate of [/]% according to the using days in default.

8.

For the loan which is overdue and not used for the purpose as agreed in this Contract, Party B shall have the right to charge default interest according to the default interest rate specified in Article 13.6 and Article 13.7 hereunder, whichever is higher.

9.

For the interest (including the interest corresponding to the principal declared by Party B to be fully or partially due) that Party A fails to pay on time and default interest, compound interest shall be charged at default interest rate for overdue loan by the interest settlement method as agreed hereunder from the overdue date to the full settlement date; For the loan which is overdue and not used for the purpose as agreed in this Contract, compound interest shall be charged with the greater amount, and shall not be concurrently imposed.

10.

All expenses incurred by Party B in realizing its creditor’s rights (including but not limited to legal fees, arbitration fees, execution fees, insurance premiums, travel expenses, attorney fees, property preservation fees, notarization and authentication fees, translation fees, evaluation and auction fees, etc.) shall be borne by Party A.

Article XIV	Continuity of Obligations

All obligations of Party A under this Contract are of continuity, and fully binding on its successors, receivers, transferees and the subjects after its merger, restructuring and change of name. These obligations will not be affected by any dispute, claim and legal procedure, any instruction of superiors, and any contract and document signed between Party A and any natural person or legal person, nor will they be changed due to Party A’s bankruptcy, insolvency, loss of enterprise qualification, change in its Articles of Association, and any essential change.

Article XV	Notarization

1.	Where either party to this Contract requests notarization, it shall be notarized in the notary office stipulated by the state.

2.

Where Party B requires a notarial certificate with enforcement effect, Party A agrees that Party B can apply to the notary office for such a notarial certificate with this Contract. If Party B fails to pay off the loan principal and interest, as well as relevant expenses legally payable by Party A in full within the repayment period agreed in this Contract, Party B may apply to the relevant court for enforcement with this notarial certificate according to law.

Article XVI	Validity of this Contract

Where a certain clause or part thereof in this Contract becomes invalid now or in the future, the validity of this Contract and other clauses thereof or other contents of this clause will not be affected.

Article XVIIOther Matters Agreed

This Contract is signed at No.251, Changxu Road, Suzhou City, and is under the jurisdiction of the court in the signing place.

In the event of any conflict between this article and other clauses hereunder, this article shall prevail.

Article XVIIIApplication of Law and Dispute Resolution

This Contract shall be governed by the laws of the People’s Republic of China (excluding the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan for the purpose of this Contract).

Article XIX	Dispute Resolution

Any dispute arising from or related to this Contract shall be settled by both parties through negotiation. If the negotiation fails, both parties agree to settle it by the following 2nd method:

1.	Apply to the [/] Arbitration Commission for arbitration according to the arbitration rules of the Commission in effect at that time;

2.	Bring a lawsuit to the people’s court with jurisdiction in Party B’s domicile.

Article XX	Force Majeure Event

1.

Force majeure event in this Contract refers to the unforeseeable, unavoidable and insurmountable objective circumstances that cause either party to fail to perform this Contract normally, including war, strike, enforcement of martial law, severe flood, fire, windstorm, earthquake and other accidents which are recognized as force majeure by both parties through negotiation.

2.

In case either party cannot perform the contract due to any force majeure event, it may be partially or fully exempted from performing its liabilities or obligations under this Contract according to the influence of the force majeure. However, the party suffering from force majeure shall notify the other party in writing in a timely manner, so as to reduce the losses that may be caused to the other party, and shall also provide appropriate proofs for the occurrence and duration of the force majeure event within a reasonable period. Meanwhile, the affected party should also try its best to reduce the possible impact of the event on the other party.

3.

In case of any force majeure event, both parties shall immediately negotiate with each other within a reasonable period to find out a fair and reasonable solution, and try their best to minimize the consequences of the force majeure event.

Article XXI	Cumulativeness of Party B’s Rights

The rights of Party B under this Contract are cumulative, which does not affect or exclude any other right that Party B may enjoy to Party A according to relevant laws and other contracts. Unless otherwise indicated by Party in writing, Party B’s failure in exercise, partial exercise and/or delayed exercise of any of its rights shall not constitute a waiver or partial waiver of this right, nor shall it affect, prevent or hinder Party B’s continued exercise of this right or its exercise of any other right.

Article XXII	Entry-into-force, Change and Dissolution of the Contract

1.

This Contract shall come into force after being signed by the legal representative/person-in-charge or authorized agent of Party A and the person-in-charge or authorized agent of Party B, and stamped with their official seals or special seals for contract, and shall be valid for years. If both parties hope to continue the transactions under this Contract after the expiration, both parties shall sign a contract again. However, the termination of this Contract will not affect the effectiveness of the existing transactions between both parties under this Contract at that time.

2.

After this Contract comes into effect, unless otherwise specified in this Contract, neither Party A nor Party B can change or dissolve this Contract without authorization. If it is indeed necessary to change or dissolve this Contract, both parties shall reach a written agreement through negotiation.

3.

After this Contract takes effect, in case Party A transfers its debts hereunder wholly or partially to a third party, it shall provide Party B with written documents proving that the guarantor agrees to the transfer and is willing to continuously undertake the guarantee obligations, or provide any new guarantee, and obtain Party B’s written consent.

Article XXIII	Others

1.	For the purpose of this Contract, “banking day” refers to the bank’s business day on which the bank will accept general corporate business, excluding national statutory holidays and public holidays.

2.

As an integral part of this Contract, the annexes hereunder shall have the same legal effect as this Contract. During the performance of this Contract, in case of any inconsistency or contradiction between the specific contents of annexes and the contents of this Contract, the former shall prevail.

3.

For matters not covered herein, a written agreement may be reached by both parties separately as an annex to this Contract. Any annex, modification or supplement of this Contract shall be an integral part of this Contract and have the same legal effect as this Contract.

4.	Notice and service

(1)

Notices and requirements under this Contract, collection of debts involved in this Contract, legal instruments of litigation (arbitration), or other correspondence shall be delivered or sent to the address or contact information as specified at the head of this Contract.

(2)

Any notice, requirement, debt collection letter or other correspondence given by Party B to Party A under this Contract shall be deemed to have been served once it’s sent out if delivered by telex, phone, fax and email; deemed to have been served on the 3rd day after its mailing if delivered by postal letter; and deemed to have been served at the time of receipt by Party A if delivered by special personnel. If Party A rejects it, the deliverer may record the service process by taking photos and recording videos, and detain the instruments, and it shall also be deemed to have been served.

(3)

The judicial organ or arbitration agency may also deliver relevant (legal) instrument to Party A according to the address and contact information specified at the head of this Contract. In case it is not signed for by anyone or is rejected by Party A, the date of return of the (legal) document shall be deemed as the date of service; If Party A rejects the instrument delivered by personal service, the deliverer may record the service process by taking photos and recording videos, and detain the (legal) instrument, and it shall also be deemed to have been served. Where Party A provides wrong contact information or fails to notify relevant parties of the new contact information after change in time, which results in the failure to serve any (legal) instrument or its return, the date of return of the (legal) instrument shall be deemed as the date of service.

(4)

Where the above-mentioned contact information provided by either party is changed, it shall notify the other party in writing within three days after the change; Once the debts under this Contract are brought into litigation or arbitration, the change shall also be notified to the trial agency in writing, otherwise, the notice or any other instrument delivered according to the original contact information shall also be deemed to have been served even if the party making such change doesn’t receive it at all.

5.	This Contract is made in duplicate, one for Party A, one for Party B, and / kept by relevant department, and all of these copies have the same legal effect.

6.

Party B has drawn Party A’s attention to the clauses exempting or limiting its liabilities under this Contract by bold, black and highlighted characters, and also fully explained the relevant clauses as required by Party A. Both parties understand and have no objection to all the clauses of this Contract.

(The remainder of this page is intentionally left blank)

Annex:

1.	Sample of Seal Reserved by Party A

2.	Format of Payment Order

(This page is intentionally left blank. It is the signature page of Working Capital (in RMB) Loan Contract numbered 2020 SYD Zi No.811208071621)

Party A
(Official Seal or Special Seal for Contract)	/s/ Suzhou Gracell Biotechnologies Co., Ltd.
Suzhou Gracell Biotechnologies Co., Ltd.

Legal representative/person-in-charge (seal): (Or authorized agent): /s/ Cao Wei

Party B (Official Seal or Special Seal for Contract) Signature of the person-in-charge (Or authorized agent): /s/ Zhao Yuanxin	/s/ China CITIC Bank Co., Ltd., Suzhou Branch China CITIC Bank Co., Ltd., Suzhou Branch